Exhibit 99.1

Metamaterial Inc.

Interim condensed consolidated financial statements (unaudited)
For the three months ended March 31, 2021, and 2020

Metamaterial Inc.

Interim condensed consolidated statements of financial position (unaudited)

[expressed in Canadian dollars]

As at March 31, 2021

	March 31, 2021	December 31, 2020
	$	$
Assets
Current assets
Cash and cash equivalents	15,187,356	1,776,983
Restricted cash [note 9]	1,000,000	—
Grants receivable	378,058	417,442
Other receivables	175,074	50,330
Due from related party [note 4]	61,199	—
Inventory	429,026	589,977
Prepaid expenses	396,580	436,909
HST receivable	171,201	196,526
Total current assets	17,798,494	3,468,167
Intangible assets, net	5,657,677	5,699,626
Property and equipment, net [note 5]	4,954,788	3,515,523
Right-of-use assets [note 16]	1,554,995	337,441
Total non-current assets	12,167,460	9,552,590
	29,965,954	13,020,757

Liabilities and shareholders’ deficiency
Current liabilities
Trade and other payables	3,787,844	3,743,783
Due to related party [note 4]	—	312,528
Current portion of long-term debt [note 9]	1,185,756	369,921
Current portion of deferred revenue [note 15]	2,442,747	1,578,676
Current portion of deferred government assistance	1,156,802	992,560
Secured convertible debentures [note 7]	—	7,060,493
Unsecured convertible promissory notes [note 6]	13,307,966	1,531,960
Current portion of lease liabilities [note 16]	286,279	192,001
Total current liabilities	22,167,394	15,781,922
Deferred revenue [note 15]	875,868	1,023,835
Deferred government assistance	140,866	186,536
Deferred tax liability	347,865	404,947
Unsecured convertible debentures [note 8]	—	2,324,085
Funding obligation	1,026,686	989,128
Lease liabilities [note 16]	1,373,733	152,506
Long-term debt [note 9]	3,755,862	3,493,029
Total non-current liabilities	7,520,880	8,574,066
Total liabilities	29,688,274	24,355,988

Shareholders’ deficiency
Common shares [note 10]	100,351,896	34,248,734
Contributed surplus [note 11]	6,305,182	5,804,292
Warrants [note 10]	535,442	565,446
Accumulated other comprehensive income	252,788	134,648
Deficit	(107,167,628)	(52,088,351)
Total shareholders’ equity (deficiency)	277,680	(11,335,231)
	29,965,954	13,020,757

Going concern [note 2]
Commitments [note 18]
Subsequent events [note 19]
See accompanying notes

On behalf of the Board:

	Director	Director

Metamaterial Inc.

Interim condensed consolidated statements of loss and comprehensive loss (unaudited)

[expressed in Canadian dollars]

	Three months ended March 31
	2021	2020
	$	$

Product sales	27,955	2,615
Development revenue	728,189	594,960
Revenue	756,144	597,575
Cost of goods sold	508	1,121
Gross Profit	755,636	596,454

Expenses (income)
Salaries and benefits	1,388,842	1,199,037
Depreciation and amortization	828,360	878,902
Impairment expense [note 7]	—	—
Travel and entertainment	4,516	72,237
Other expenses	339,235	137,528
Listing expenses	—	3,353,512
Stock exchange fees	4,150	—
Rent and utilities	81,017	116,212
Finance income [note 17]	(806)	(16,350)
Finance costs [note 17]	672,627	263,674
Consulting	451,776	216,959
Investor relations	128,761	19,506
Research and development	709,111	118,458
Professional fees	1,062,802	271,574
Share-based compensation expense [note 11]	541,151	450,028
Unrealized gain on FVTPL liabilities [notes 6,7 and 8]	(250,456)	(335,259)
Realized loss on FVTPL liabilities [notes 6,7 and 8]	50,067,114	128,653
Technology license fees [note 4]	525	13,057
Realized foreign currency exchange loss	124,475	62,163
Unrealized foreign currency exchange loss (gain)	61,811	(850,982)
Government assistance	(323,074)	(45,671)
Other income	(400)	—
	55,891,537	6,053,238
Net loss before tax	(55,135,901)	(5,456,784)
Income tax recovery	56,624	64,429
Net loss for the period	(55,079,277)	(5,392,355)

Other comprehensive income, net of income taxes
Items that may be subsequently reclassified to income:
Unrealized foreign currency translation adjustment	118,140	(634,668)
Comprehensive loss for the period	(54,961,137)	(6,027,023)

Basic and diluted loss per share	$(0.60)	$(0.12)
Weighted average number of shares outstanding - basic and diluted	91,277,328	46,587,115

See accompanying notes

Metamaterial Inc.

Interim condensed consolidated statements of changes in shareholders’ equity (unaudited)

[expressed in Canadian dollars]

Three months ended March 31

						Accumulated	Total
						other	Shareholders’
	Common	Preferred	Contributed			comprehensive	Equity
	shares	shares	surplus	Warrants	Deficit	income/(loss)	(deficiency)
	$	$	$	$	$	$	$
Balance, January 1, 2021	34,248,734	—	5,804,292	565,446	(52,088,351)	134,648	(11,335,231)
Net loss	—	—	—	—	(55,079,277)	—	(55,079,277)
Other comprehensive income	—	—	—	—	—	118,140	118,140
Conversion of promissory notes [notes 6 and 10]	30,005,734	—	—	—	—	—	30,005,734
Conversion of secured debentures [notes 7 and 10]	27,938,233	—	—	—	—	—	27,938,233
Conversion of unsecured debentures [notes 8 and 10]	7,318,001	—	—	—	—	—	7,318,001
Conversion of long-term debt [notes 9 and 10]	277,148	—	—	—	—	—	277,148
Conversion of due to related party [notes 4 and 10]	281,465	—	—	—	—	—	281,465
Exercise of stock options [notes 10 and 11]	101,920	—	(40,261)	—	—	—	61,659
Exercise of warrants [note 10]	56,240	—	—	(16,193)	—		40,047
Exercise of broker warrants [note 10]	34,421	—	—	(13,811)	—	—	20,610
Share-based compensation [notes 10 and 11]	90,000	—	541,151	—	—	—	631,151
Balance, March 31, 2021	100,351,896	—	6,305,182	535,442	(107,167,628)	252,788	277,680

Balance, January 1, 2020	7,598,670	12,748,100	3,753,211	175,095	(32,282,011)	(159,512)	(8,166,447)
Net loss	—	—	—	—	(5,392,355)	—	(5,392,355)
Other comprehensive loss	—	—	—	—	—	(634,668)	(634,668)
Issuance of common shares [note 10]	875,612	—	—	—	—	—	875,612
Issuance of warrants [note 10]	(204,054)	—	—	204,054	—	—	—
Issuance of broker warrants [note 10]	(21,962)	—	—	21,962	—	—	—
Share issuance cost [note 10]	(61,342)	—	—	—	—	—	(61,342)
Conversion of deferred share units [note 10]	55,100	—	(55,100)	—	—	—	—
Conversion of promissory notes [note 10]	5,948,003	—	—	—	—	—	5,948,003
Conversion of preferred shares [note 10]	12,748,100	(12,748,100)	—	—	—	—	—
Fair value of deemed issuance to CPM [note 10]	7,258,276	—	285,157	—	—	—	7,543,433
Share-based compensation [notes 10 and 11]	100,000	—	265,062	170,444	—	—	535,506
Balance, March 31, 2020	34,296,403	—	4,248,330	571,555	(37,674,366)	(794,180)	647,742

Metamaterial Inc.

Interim condensed consolidated statements of cash flows (unaudited)

[expressed in Canadian dollars]

	March 31	March 31
Three months ended March 31	2021	2020
	$	$

Operating activities
Net loss for the period	(55,079,277)	(5,392,355)
Add (deduct) items not affecting cash:
Non-cash finance income [note 17]	—	(16,085)
Non-cash finance costs [note 17]	557,236	225,922
Deferred income tax recovery	(56,624)	(64,429)
Depreciation and amortization	828,360	878,902
Unrealized foreign currency exchange loss	143,649	(900,091)
Listing expenses	—	3,353,512
Unrealized gain on FVTPL liabilities [notes 6,7 and 8]	(250,455)	(335,259)
Realized loss on FVTPL liabilities [notes 6,7 and 8]	50,067,114	128,653
Change in deferred revenue [note 15]	717,404	(104,305)
Change in deferred government assistance	(158,831)	144,196
Share-based compensation expense [note 11]	541,151	450,028
Non-cash consulting	—	30,000
Net change in non-cash working capital items [note 13]	(182,265)	(2,110,991)
Cash used in operating activities	(2,872,538)	(3,712,302)

Investing activities
Additions to intangible assets	(52,902)	(69,086)
Additions to property and equipment [note 5]	(1,801,618)	(309,851)
Increase in restricted cash [note 9]	(1,000,000)	—
Reverse takeover, net cash	—	4,174,979
Cash (used in) provided by investing activities	(2,854,520)	3,796,042

Financing activities
Proceeds from long-term debt [note 9]	1,390,000	50,079
Repayment of long-term debt [note 9]	(17,856)	(25,658)
Proceeds from unsecured convertible promissory notes [note 6]	17,704,800	—
Proceeds from exercise of stock options [note 10]	61,659	—
Proceeds from exercise of warrants [note 10]	60,657	—
Net proceeds from units [note 10]	—	814,270
Proceeds from unsecured convertible debentures [note 8]	—	450,000
Payment of lease liabilities [note 16]	(57,620)	(25,988)
Cash provided by financing activities	19,141,640	1,262,703

Net increase in cash and cash equivalents	13,414,582	1,346,443
Cash and cash equivalents, beginning of the period	1,776,983	528,691
Effects of exchange rate changes on cash and cash equivalents	(4,209)	10,768
Cash and cash equivalents, end of the period	15,187,356	1,885,902

Supplemental cash flow information
Interest on debt paid	81,818	20,335

See accompanying notes

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

1. Corporate information

Metamaterial Inc. [the “Company” or “META”] is a smart materials and photonics company specializing in metamaterial research and products, nanofabrication, and computational electromagnetics. The Company’s registered office is located at 1 Research Drive, Halifax, Nova Scotia, Canada.

On March 5, 2020, Metamaterial Inc. (formerly known as Continental Precious Minerals Inc., “CPM”) and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with a subsidiary of CPM, known as Continental Precious Minerals Subco Inc. (“CPM Subco”), to become “Metacontinental Inc.” (the “RTO”). The RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following the completion of the RTO, Metacontinental Inc. is carrying on the business of the former MTI, as a wholly-owned subsidiary of the CPM. In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc. (“META” or “Resulting Issuer”). The common shares of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange (“CSE”) on March 9, 2020 under the symbol “MMAT”.

On December 14, 2020, the Company executed an Arrangement Agreement with Torchlight Energy Resources, Inc. (“Torchlight”). The agreement calls for Torchlight and Metamaterial to be combined such that at closing, the former equity holders of Torchlight would own approximately 25% of the combined company with the former equity holders of Metamaterial owning the remaining approximately 75% of the combined company. Agreement included a condition that Torchlight must raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less USD $1 million of loans Torchlight has made to Metamaterial. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions, including approvals by NASDAQ and the Canadian Securities Exchange (“CSE”), Canadian court approval, and approval by the shareholders of both companies.

On February 10, 2021, Torchlight announced it’s success in raising US $27.6 million from public offering and has loaned the Company US$10 million in form of a unsecured convertible promissory note.

On March 18, 2021, the Company obtained final order from Ontario Superior Court of Justice approving the plan of arrangement. The Business Combination Transaction was previously approved by the Company’s securityholders at the annual general and special meeting of securityholders held on March 12, 2021. On May 7, 2021, Torchlight has filed a definitive proxy statement for its special meeting of the stockholders on June 11, 2021.

During March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response to this, the Company’s management implemented a Work-From-Home policy for management and non-engineering employees in all three locations for the remaining period of 2020 and partially through 2021. Although the Company’s supply chain has slowed down, the Company is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders. Alameda County in the State of California, where the Company’s wholly owned subsidiary operates, went on lockdown and it has been declared a “major disaster” area. In March 2021, the county moved from purple tier 1 (substantial spread of virus) to orange tier (moderate level).

These unaudited interim condensed consolidated financial statements were authorized for issue in accordance with a resolution of the Company’s Board of Directors on May 31, 2021.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

2. Basis of presentation

Statement of Compliance

The unaudited interim condensed consolidated financial statements for the three months ended March 31, 2021, have been prepared in accordance with IAS 34 Interim Financial Reporting (“IAS 34”).

The unaudited interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2020.

Going Concern

These unaudited interim condensed consolidated financial statements have been prepared on the basis of International Financial Reporting Standards (“IFRS”) applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As of March 31, 2021, there are material uncertainties that casts substantial doubt about the appropriateness of a going concern assumption, as the Company incurred a net loss of $55,079,277 for the three months ended March 31, 2021, negative cash flow from operations of $2,872,538, and had a deficit of $107,167,628 as at March 31, 2021.

During the three months ended March 31, 2021, the Company has drawn the remaining balance of $5,000,000 under a $5,500,000 commitment letter (the “Bridge Loan”) with a shareholder. Further and pursuant to the Arrangement Agreement with Torchlight Energy Resources Inc., a NASDAQ listed entity, for a business combination in 2020, Torchlight was successful in raising additional equity funds and consequently has provided US $10,000,000 of financing to the Company through the issuance of an unsecured convertible promissory note. In addition, the company secured a long-term debt with ACOA for $390,000. Furthermore, the Company converted unsecured convertible promissory notes issued pursuant to the Bridge Loan of $5,526,082, unsecured convertible debentures of $1,936,984, long-term debt of $261,735, and due to related parties of $367,944 into common shares as well as forced conversion of secured convertible debentures of $5,370,776 into common shares.

The ability of the Company to continue as a going concern, and to realize its assets and discharge its liabilities when due, is dependent upon its ability to achieve and maintain profitable operations in the future and to secure sufficient financing to fund ongoing investments in its operations.

The Company continues to generate revenues from a combination of engineering services and new product sales. Growth in future revenues is dependent on developing and commercializing additional products, further development of on-going collaborations, strategic partnerships or other transactions with third parties, and merger and acquisition opportunities. Management estimates that the Company’s working capital is sufficient to fund its operations into the 2nd quarter of 2022. There is no certainty that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

These unaudited interim condensed consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis was not appropriate for these unaudited interim condensed consolidated financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used. These adjustments could be material.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

3. Adoption of accounting standards and interpretations

New accounting standards and interpretations not yet adopted

The IASB issued the following standards that have not been applied in preparing these unaudited interim condensed consolidated financial statements as their effective dates fall within annual periods beginning subsequent to the current reporting period.

Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

On January 23, 2020, the IASB issued amendments to IAS 1 Presentation of Financial Statements, to clarify the classification of liabilities as current or non-current. On July 15, 2020 the IASB issued an amendment to defer the effective date by one year. The amendments removed the requirement for a right to defer settlement or roll over of a liability for at least twelve months to be unconditional. Instead such a right must have substance and exist at the end of the reporting period. The amendments are effective for annual periods beginning on or after January 1, 2023. Early adoption is permitted.

The application of this amendment is not expected to have a material impact to the Company.

Property, Plant and Equipment — Proceeds before Intended Use (Amendments to IAS 16)

On May 14, 2020, the IASB issued Property, Plant and Equipment — Proceeds before Intended Use (Amendments to IAS 16). The amendments clarify that proceeds from selling items before the related item of Property, Plant and Equipment is available for use should be recognised in profit or loss, together with the cost of producing those items. The amendments are effective for annual periods beginning on or after January 1, 2022. Early adoption is permitted.

The application of this amendment is not expected to have a material impact to the Company.

Onerous Contracts – Cost of Fulfilling a Contract (Amendments to IAS 37)

On May 14, 2020, the IASB issued Onerous Contracts – Cost of Fulfilling a Contract (Amendments to IAS 37). This amendment clarifies which costs are included as a cost of fulfilling a contract when determining whether a contract is onerous. The amendments are effective for annual periods beginning on or after January 1, 2022 and apply to contracts existing at the date when the amendments are first applied. Early adoption is permitted.

The application of this amendment is not expected to have a material impact to the Company.

There are no other standards, interpretations or amendments to existing standards that are not yet effective that are expected to have a material impact on the unaudited interim condensed consolidated financial statements of the Company.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

4. Related party transactions

During the period, the Company entered into several related party transactions in the normal course of business. These transactions have been recorded at the agreed upon amounts between the parties.

Amount due from (to) related party is as follows:

	March 31, 2021	December 31, 2020
	$	$
Due from (to) Lamda Guard Technologies Ltd (“LGTL”) – a shareholder, net [1]	61,199	(312,528)

Transactions with related parties were as follows:

	March 31, 2021	March 31, 2020
	$	$
Technology license fees [2]	525	9,868
Consulting fees [3]	30,000	71,840
Rent and utility reimbursement from LGTL [4]	(11,776)	(11,740)
	18,749	69,968

[1]	On March 16, 2021, the Company converted an amount of $367,944 owing to its creditor Lamda Guard Technologies Ltd. (“LGTL”) into 81,584 shares of the common shares of the Company for a price per share of $4.51. The purchase price of $4.51 per share represents a 10% premium to the $4.10 closing price of META shares on the CSE at the close on March 12, 2021. The Company has recognized the common shares issued in the consolidated statements of changes in shareholders’ equity at fair value at time of conversion to be $281,465 and recorded the difference of $86,479 between the fair value of the common shares and the carrying value of the liability as loss on debt settlement in the consolidated statements of loss and comprehensive loss.

[2]	The Company entered into a Technology Agreement with LGTL on March 28, 2013 which was amended on April 3, 2020. The Technology Agreement will continue until the Company delivers notice of termination to LGTL. Under the agreement, the Company pays a monthly technology license fee.

[3]	The Company incurred consulting fees to directors of the Company and to Versa Tech Consulting Ltd., which is owned by a director of the Company.

[4]	LGTL uses a portion of the UK premises of Medical Wireless Sensing Limited (“MediWise”), a subsidiary, and reimburses MediWise for the rent and utilities for that space.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

5. Property and equipment

Property and equipment consist of the following:

Cost	2021
	As at		Foreign
	December 31,		exchange	As at March
	2020	Additions	differences	31, 2021
	$	$	$	$
Computer equipment	208,620	—	(614)	208,006
Computer software	326,643	—	—	326,643
Manufacturing equipment	8,461,668	1,154,241	(40,064)	9,575,845
Office furniture	126,346	—	(186)	126,160
Enterprise Resource Planning	267,694	—	—	267,694
Assets under Construction	540,338	768,005	(2,865)	1,305,478
	9,931,309	1,922,246	(43,729)	11,809,826

Accumulated depreciation	2021
	As at		Foreign
	December 31,		exchange	As at March
	2020	Depreciation	differences	31, 2021
	$	$	$	$
Computer equipment	161,664	6,087	(246)	167,505
Computer software	326,644	—	—	326,644
Manufacturing equipment	5,715,510	436,683	(19,118)	6,133,075
Office furniture	106,544	2,587	(126)	109,005
Enterprise Resource Planning	105,424	13,385	—	118,809
	6,415,786	458,742	(19,490)	6,855,038
Net book value	3,515,523			4,954,788

Cost	2020
	As at		Foreign	As at
	December 31,		exchange	December 31,
	2019	Additions	differences	2020
	$	$	$	$
Computer equipment	173,840	36,769	(1,989)	208,620
Computer software	326,643	—	—	326,643
Manufacturing equipment	7,027,756	1,509,788	(75,876)	8,461,669
Office furniture	126,649	—	(303)	126,346
Enterprise Resource Planning	267,694	—	—	267,694
Assets under Construction	—	559,403	(19,065)	540,338
	7,922,582	2,105,960	(97,233)	9,931,309

Accumulated depreciation	2020
	As at		Foreign	As at
	December 31,		exchange	December 31,
	2019	Depreciation	differences	2020
	$	$	$	$
Computer equipment	136,702	25,506	(544)	161,664
Computer software	162,403	164,241	—	326,644
Manufacturing equipment	3,923,789	1,831,027	(39,306)	5,715,510
Office furniture	89,128	17,685	(269)	106,544
Enterprise Resource Planning	51,885	53,539	—	105,424
	4,363,907	2,091,998	(40,119)	6,415,786
Net book value	3,558,675			3,515,523

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

For the three months ended March 31, 2021, the Company has excluded non-cash investing activities in the consolidated statements of cash flows of $120,629 (three months ended March 31, 2020 - $Nil) which represents amounts not paid as at period-end.

Property and equipment is pledged as security under a General Security Agreement (a “GSA”) signed in favor of the Royal Bank of Canada (“RBC”) on July 14, 2014, which is related to the Company’s corporate bank account and credit card and includes all property and equipment and intangible assets.

6. Unsecured convertible promissory notes

	Three months ended			Year ended
	March 31, 2021			December 31, 2020
	$			$
	Bridge loan	Torchlight		Bridge loan	Torchlight
	(a)	(b)	Total	(a)	(b)	Total
Beginning balance	685,007	846,952	1,531,959	—	—	—
Issued	5,000,000	12,704,800	17,704,800	500,000	1,304,570	1,804,570
Interest accrued	22,575	139,396	161,971	3,507	16,541	20,048
Unrealized foreign currency exchange gain	—	(132,726)	(132,726)	—	(31,005)	(31,005)
Unrealized fair value loss (gain)	—	(250,456)	(250,456)	181,500	(443,153)	(261,653)

Realized fair value loss	24,298,152	—	24,298,152	—	—	—
Conversion to common shares	(30,005,734)	—	(30,005,734)	—	—	—

Ending balance	—	13,307,966	13,307,966	685,007	846,953	1,531,960

a)	On November 2020, the Company entered into a commitment letter (the “Commitment Letter”) with a shareholder of the Company, pursuant to which the shareholder will provide up to $5,500,000 in debt financing (the “Bridge Loan”) to fund META’s continued operations while the Company works toward completion of the Proposed Transaction with Torchlight. Pursuant to the Commitment Letter, the Company will be able to draw up to $500,000 monthly beginning in November 2020. The Bridge Loan bears interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest will be due and payable on the 10th business day after the closing of the Proposed Transaction, or on November 29, 2022 if the Transaction does not close before that date.

At the option of the holder, the Bridge Loan, or any portion of the Bridge Loan and accrued but unpaid interest is convertible into META Common Shares at a conversion price of $0.50 per share, subject to customary adjustments. The Company may repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the promissory note at fair value through profit or loss rather than to account for the debt instrument and the derivative liability separately.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

On February 16, 2021, the total ‘Bridge Loan’ of $5,526,082 of principal and accrued interest was converted at $0.50 per share into 11,052,164 shares of the Company, in accordance with the terms of the bridge financing. The Company has remeasured the liability as of the conversion date and recognized a non-cash realized fair value loss of $24,298,152. The Company has subsequently reclassified the remeasured liability into common shares in the consolidated statements of changes in shareholders’ equity.

b)	On September 15, 2020, the Company entered into a non-binding Letter of Intent (the “LOI”) with Torchlight Energy Resources Inc. (“Torchlight”) pursuant to which, Torchlight loaned the Company three unsecured convertible promissory notes of total value US$11,000,000. These Unsecured Convertible Promissory Note bears interest at 8% annually, with principal and interest due and payable on the maturity date. If the Company and Torchlight do not enter into a Definitive Agreement, or the Definitive Agreement is terminated, then the Unsecured Convertible Promissory Notes and all accrued and unpaid interest are convertible at the option of the holder into common shares of the Company at the conversion prices set out below. The Company may repay all or part of the Unsecured Convertible Promissory Notes, plus any accrued and unpaid interest, without penalty on or after 120 days from the note issuance date.

	Tranche 1	Tranche 2	Tranche 3
Face value of notes issued	US$500,000	US$500,000	US$10,000,000
Issuance date	September 20, 2020	December 16, 2020	February 18, 2021
Maturity date	September 20, 2022	December 16, 2022	February 18, 2022
Interest rate	8%	8%	8%
Conversion price	CA$0.35	CA$0.62	CA$2.80

The conversion option is a foreign currency embedded derivative as the note is denominated in USD and the conversion price is in Canadian dollars. The Company has chosen to record the promissory notes at fair value through profit or loss rather than to separately account for the debt instrument and the derivative liability separately. The Company has remeasured the liability at March 31, 2021 and recognized an unrealized fair value gain of $250,456 on liability in the consolidated statements of loss and comprehensive loss.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

7. Secured convertible debentures

	Three months ended	Year ended
	March 31, 2021	December 31, 2020
	$	$

Beginning balance	7,060,493	—
Issued	—	5,000,000
Interest accrued	154,512	678,355
Interest paid	(81,818)	(380,273)
Unrealized fair value loss	—	1,762,411
Realized fair value loss	20,805,046	—
Conversion to common shares	(27,938,233)	—
Ending balance	—	7,060,493

On April 3, 2020, the Company issued $5,000,000 in Secured Debentures to BDC Capital Inc.(“BDC”), a wholly-owned subsidiary of the Business Development Bank of Canada. The Secured Debentures mature on October 31, 2024, and bear interest at a rate of 10.0% per annum, payable monthly in cash. In addition to the cash interest, the Secured Debentures also accrue a non-compounding payment in kind (“PIK”) of 8% per annum. The PIK may get reduced by up to 3% (reduced to as low as 5% per annum) upon meeting certain conditions. BDC may elect to have the PIK paid in cash.

The Secured Debentures and the PIK are convertible in full or in part, at BDC’s option, into META common shares at any time prior to their maturity at a conversion price of $0.70 (the “Conversion Price”) or META may force the conversion of Secured Debentures if META’s common shares are trading on the CSE on a volume-weighted average price greater than 100% of the Conversion Price (i.e. greater than $1.40) for any 20 consecutive trading days with a minimum daily volume of at least 100,000 Common Shares.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the Secured Debentures at fair value through profit or loss rather than to separately account for the debt instrument and the derivative liability separately.

The secured debentures are subject to a covenant clause, whereby the Company is required to maintain a working capital ratio of no less than 3:1. Working capital ratio excludes deferred revenue and deferred government assistance from current liabilities. The Company did not fulfil the ratio as required in the contract and consequently, the secured debentures were reclassified as a current liability as at December 31, 2020.

On March 3, 2021, the Company forced the conversion of the Secured Debentures pursuant to the terms of the agreement with BDC. The total debentures balance of $5,370,776 was converted at $0.70 per share into 7,672,537 common shares. The Company has remeasured the liability as of the conversion date and recognized a non-cash realized fair value loss of $20,805,046. The Company has subsequently reclassified the remeasured liability into common shares in the consolidated statements of changes in shareholders’ equity. All security interests held by BDC on assets of the Company were immediately discharged.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

8. Unsecured convertible debentures

Unsecured convertible debentures [the “Unsecured Debentures”] consist of the following:

	Three months ended	Year ended
	March 31, 2021	December 31, 2020
	$	$

Beginning balance	2,324,086	760,145
Issued	—	950,000
Interest accrued	30,000	196,838
Unrealized fair value loss	—	417,102
Realized fair value loss	4,963,915	—
Conversion to common shares	(7,318,001)	—
Ending balance	—	2,324,085

On December 10, 2019, an agreement was signed to convert an existing $250,000 short-term loan into an Unsecured Debenture, and also during December 2019, the Company issued an additional $500,000 in Unsecured Debentures to the same investor, under the same terms.

During the year ended December 31, 2020, the Company issued an additional $950,000 in Unsecured Debentures to individuals and companies under the same terms as previous issues.

The Unsecured Debentures bear interest at a fixed rate of 1% per month, compounding monthly and have a maturity date of April 30, 2025. Each Unsecured Debenture is convertible at the option of the holder into common shares of META at a price of $0.70 per share. Following completion of the RTO, META may elect to repay the outstanding amounts owing under the Unsecured Debentures in cash or in shares at conversion price of $0.70 of the Resulting Issuer upon meeting certain conditions or the holder can convert the Unsecured Debentures at $0.70 or the Unsecured Debentures can be converted at maturity at the greater of 80% of 10 day volume-weighted average price of the Resulting Issuer’s common shares or the closing price on the preceding trading day less the maximum permitted discount by the exchange.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the Unsecured Debentures at fair value through profit or loss rather than to account for the debt instrument and the derivative liability separately.

On February 16, 2021, the Company converted $1,936,984 of principal and accrued interest of Unsecured Debentures at $0.70 per share into 2,767,120 common shares of the Company in accordance with the terms of their debt instruments. The Company has remeasured the liability as of the conversion date and recognized a non-cash realized fair value loss of $4,963,915. The Company has subsequently reclassified the remeasured liability into common shares in the consolidated statements of changes in shareholders’ equity.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

9. Long-term debt

	March 31,	December 31,
	2021	2020
	$	$
ACOA Business Development Program (“BDP”) 2012 interest-free loan[1] with a maximum contribution of $500,000, repayable in monthly repayments commencing October 1, 2015 of $5,952 until June 1, 2023. Loan repayments were temporarily paused effective April 1, 2020 until January 1, 2021 as a result of the COVID-19 outbreak. As at March 31, 2021, the amount drawn down on the loan, net of repayments, is $160,715 (2020 - $178,571).	149,391	164,732
ACOA Atlantic Innovation Fund (“AIF”) 2015 interest-free loan[1,2] with a maximum contribution of $3,000,000. Annual repayments, commencing June 1, 2021, are calculated as a percentage of gross revenue for the preceding fiscal year, at Nil when gross revenues are less than $1,000,000, 5% when gross revenues are less than $10,000,000 and greater than $1,000,000, and $500,000 plus 1% of gross revenues when gross revenues are greater than $10,000,000. As at March 31, 2021, the amount drawn down on the loan is $3,000,000 (2020 - $3,000,000).	1,936,665	1,857,540
ACOA BDP 2018 interest-free loan[1,3] with a maximum contribution of $3,000,000, repayable in monthly repayments commencing June 1, 2021 of $31,250 until May 1, 2029. As at March 31, 2021, the amount drawn down on the loan, net of repayments, is $3,000,000 (2020 - $3,000,000).	1,698,590	1,636,453
ACOA BDP 2019 interest-free loan[1] with a maximum contribution of $100,000, repayable in monthly repayments commencing June 1, 2021 of $1,400 until May 1, 2027. As at March 31, 2021, the amount drawn down on the loan is $62,165 (2020 - $62,165).	39,831	38,372
ACOA Regional Relief and Recovery Fund (“RRRF”) 2020 interest-free loan with a maximum contribution of $390,000, repayable on monthly repayments commencing April 1, 2023 of $11,000 until April 1, 2026. As at March 31, 2021, the amount drawn down on the loan is $390,000 (2020 - $Nil).	117,141	—
Shareholder loan bearing no interest. The loan proceeds are provided as collateral to a letter of credit and are recorded as restricted cash. The loan is repayable upon any reduction of the letter of credit. In the event that the bank draws on the collateral or the collateral has not been returned in full by December 31, 2021, then the outstanding balance of collateral will be considered a demand promissory note with 1% interest charge per month compounded monthly beginning January 1, 2022.	1,000,000	—
CAIXA Capital loan bearing interest at 6-month EURIBOR rate plus 4% interest spread. The loan principal and interest are fully repayable on January 15, 2025. On March 12, 2021, the principal loan balance with outstanding interest totaling EUR 171,080 (CAD $261,735) was converted into common shares of the Company at $3.87 per share[4]. Pursuant to the conversion, CAIXA Capital was issued 67,597 common shares of the Company.	—	165,853
	4,941,618	3,862,950
Less: current portion	1,185,756	369,921
	3,755,862	3,493,029

[1]	The Company was required to maintain a minimum balance of positive equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loan is fully repaid.

[2]	The carrying amount of the ACOA AIF loan is reviewed each reporting period and adjusted as required to reflect management’s best estimate of future cash flows, based on a number of assumptions, discounted at the original effective interest rate.

[3]	A portion of the ACOA BDP 2018 loan was used to finance the acquisition and construction of manufacturing equipment, accordingly $548,055 was recorded in the consolidated statements of financial position as deferred government assistance, which is being amortized over the useful life of the associated equipment. The Company recorded the amortization expense for the period ended March 31, 2021 of $45,671 (period ended March 31, 2020 - $45,671) as government assistance in the consolidated statements of loss and comprehensive loss.

[4]	The Company has recognized the common shares issued in the consolidated statements of changes in shareholders’ equity at fair value at time of conversion to be $277,148 and recorded the difference of $110,891 between the fair value of the common shares and the carrying value of the long-term debt as loss on debt settlement in the consolidated statements of loss and comprehensive loss.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

10. Capital stock

Common shares

Authorized: Unlimited number of common shares, no par value

The following table summarizes the change in issued common shares of the Company:

	Three months ended		Year ended
	March 31, 2021		December 31, 2020
	Number of		Number of
	shares	Amount	shares	Amount
	#	$	#	$

Balance, beginning of period	83,557,679	34,248,734	10,504,573	7,598,670
Issued, net	—	—	515,067	588,254
Conversion of preferred shares	—	—	9,398,984	12,748,100
Conversion of secured promissory notes	—	—	3,498,825	5,948,003
Conversion of deferred shared units	—	—	103,000	55,100
Share-based compensation	—	—	58,823	76,696
	83,557,679	34,248,734	24,079,272	27,014,823
Conversion of unsecured promissory notes [note 6]	11,052,164	30,005,734	—	—
Conversion of secured debentures [note 7]	7,672,537	27,938,233	—	—
Conversion of unsecured debentures [note 8]	2,767,121	7,318,001	—	—
Conversion of long-term debt [note 9]	67,597	277,148	—	—
Conversion of due to related party [note 4]	81,584	281,465	—	—
Options exercises	96,867	101,920	—	—
Warrants exercises	44,497	56,240	—	—
Broker Warrants exercises	33,242	34,421	—	—
Share-based compensation	155,172	90,000	—	—
Resultant Issuer common shares issued to MTI shareholders [1]	—	—	47,810,924
Fair value of deemed issuance to CPM	—	—	11,706,896	7,258,276
Tax withheld on deferred shared units	—	—	(39,413)	(24,365)
Balance, end of period	105,528,460	100,351,896	83,557,679	34,248,734

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

[1] Resultant Issuer common shares issued to MTI shareholders were calculated as follow:

	Beginning	Issued,	Pre		Post
	balance	net	RTO	Conversion	RTO	Change
	#	#	#	Ratio	#	#

Common shares	10,504,573	515,067	11,019,640	2.750	30,303,992	19,284,352
Preferred shares - class A1	5,273,720	—	5,273,720	2.750	14,502,722	9,229,002
Preferred shares - class A2	4,125,264	—	4,125,264	4.125	17,016,705	12,891,441
Promissory notes	—	3,498,825	3,498,825	2.750	9,621,764	6,122,939
Deferred shared units (“DSUs”)	—	103,000	103,000	2.750	283,250	180,250
Share-based compensation	—	58,823	58,823	2.750	161,763	102,940
	19,903,557	4,175,715	24,079,272		71,890,196	47,810,924

During the three months ended March 31, 2021, the Company converted unsecured convertible promissory notes of 30,005,734, secured convertible debentures of $27,938,233, unsecured convertible debentures of $7,318,001 into common shares. The Company remeasured the financial liabilities at fair value as of respective conversion dates and recognized a non-cash realized loss of $50,067,114. The Company subsequently reclassified the remeasured liability into common shares. The number of shares issued were calculated as the total outstanding principal and interest of each liability multiplied by the conversion price stated in the agreement.

During the three months ended March 31, 2021, the Company converted long-term debt of $166,256 and due to related party of $367,944 into common shares. The Company recorded the common shares issued at fair value using the Company’s share price at the time of conversion. The difference between the fair value of common shares and the carrying value of the liabilities of $24,412 was recorded in finance cost in the consolidated statements of loss and comprehensive losses. The number of shares issued were calculated as the total outstanding principal and interest of each liability multiplied by the agreed upon conversion price.

During the three months ended March 31, 2021, an employee and a consultant exercised 96,867 options with a weighted average exercise price of $0.64 per share for proceeds of $61,658.

During the three months ended March 31, 2021, a shareholder exercised 44,497 warrants with an exercise price of $0.64 per share for proceeds of $40,047. In addition, 33,242 broker warrants were exercised with an exercise price of $0.62 per share for proceeds of $20,610.

During the three months ended March 31, 2021, the Company issued 155,172 shares at $0.58 per share as share-based compensation in exchange for fairness opinion with respect to the Torchlight RTO. The Company paid $90,000 in cash in 2020 and agreed to settle the remaining $90,000 in common shares. The Company has recognized the share-based payment in trade and other payables in 2020 until the shares were issued in 2021.

During the three months ended March 31, 2020, the Company received gross proceeds of $875,612 for subscriptions of 515,067 units, comprised of 515,067 common shares and 515,067 of the Company’s warrants as part of a private placement, expiring on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020, which were ascribed a value of $204,054. Additionally, in relation to the private placement, the Company incurred share issuance costs of $61,342, and issued 19,225 broker warrants as finder’s fees, which were ascribed a value of $21,962. The broker warrants expire on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020. For every broker warrant, warrant holders shall have the right to purchase one common share at a post RTO exercise price of $0.62.

In January 2020, the Company settled 103,000 DSU’s through the issuance of common shares of MTI for a total value of $55,100.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

In March 2020 and pursuant to the RTO, all preferred shares were converted into 9,398,984 common shares of MTI. See preferred share section below for additional details.

In March 2020 and pursuant to the RTO, the aggregate principal of the Promissory Notes and all interest accrued up until January 28, 2020 were converted into 3,498,825 common shares of MTI.

In December 2020, the Company has withheld 39,413 common shares equivalent to $24,365 from the 2019 DSU’s settlement representing tax withheld and remitted to CRA on behalf of 2 former directors.

During the year ended December 31, 2019, the Company has approved advisory fees for a director and a former director of $100,000, net of taxes, to be paid in units, consisting of a share and a warrant, from treasury, upon closing of the RTO. The Company has recognized $70,000 as consulting fees, based on expected probability of 70% for the completion of the RTO at December 31, 2019 with the amount recorded in contributed surplus. During the year ended December 31, 2020, the remaining $30,000 was recognized as consulting fees and the balance of $100,000 recorded in contributed surplus was converted into warrants and common shares upon completion of the RTO. In addition, during the year ended December 31, 2020, the company recognized related taxes of $46,168 (2019 - $57,582) as consulting fees.

The Company has allocated the consideration of $100,000 to warrants and common shares based on the relative fair value of the warrant and the shares. Accordingly, $76,696 has been allocated to common shares and $23,304 has been allocated to warrants.

Warrants

Prior to completion of the RTO on March 5, 2020, every two warrants had the right to purchase one MTI common share for $2.475 per share.

Pursuant to the completion on the RTO on March 5, 2020, the warrants were adjusted such that one warrant has the right to purchase one Resultant Issuer Common Share for $0.90 per share.

The following table summarizes the changes in warrants of the Company:

	Three months ended		Year ended
	March 31, 2021		December 31, 2020
	Number of		Number of
	warrants	Amount	warrants	Amount
	#	$	#	$

Balance, beginning of period	1,651,352	543,484	627,097	175,095
Issued	—	—	573,890	227,358
Adjustment to 2019 warrants	—	—	—	141,031
	1,651,352	543,484	1,200,987	543,484
Conversion of MTI warrants into META warrants pursuant to the RTO	—	—	450,365	—
Exercised	(44,497)	(16,193)	—	—
Balance, end of period	1,606,855	527,291	1,651,352	543,484

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

The following table summarizes the changes in broker warrants of the Company:

	Three months ended		Year ended
	March 31, 2021		December 31, 2020
	Number of		Number of
	warrants	Amount	warrants	Amount
	#	$	#	$

Balance, beginning of period	52,861	21,962	—	—
Issued	—	—	19,225	21,962
	52,861	21,962	19,225	21,962
Conversion of MTI broker warrants into META broker warrants pursuant to the RTO	—	—	33,636	—
Exercised	(33,242)	(13,811)	—	—
Balance, end of period	19,619	8,151	52,861	21,962

Prior to the completion of the RTO on March 5, 2020, each broker warrant had the right to purchase one MTI common share for $1.70 per share and pursuant to the completion of the RTO the broker warrants were adjusted such that each broker warrant has the right to purchase one Resultant Issuer Common Share for $0.62 per share.

During the year ended December 31, 2020, the Company issued 58,823 warrants to two directors related to advisory services as well as 515,067 warrants to investors and 19,225 broker warrants as a finders fee pursuant to its private placement of shares.

There were no warrants granted during the three months ended March 31, 2021. The fair value of warrants and broker warrants issued during 2020 were estimated using the Black-Scholes option pricing model with the following inputs and assumptions:

Year ended
December 31, 2020
Risk free interest rate	0.80% - 1.43%
Expected volatility	134%
Expected dividend yield	0%
Expected forfeiture rate	0%
MTI common share price	1.70
Exercise price per MTI common share	$1.70 - $2.475
Expected term of warrants	24 Months post RTO

11. Share-based payments

DSU Plan

On March 28, 2013, the Company implemented a DSU Plan for its directors, employees and officers. Directors, employees and officers are granted DSUs of the Company as a form of compensation. Each unit is convertible at the option of the holder into one common share of the Company. Eligible individuals are entitled to receive all DSUs [including dividends and other adjustments] no later than December 1 of the first calendar year commencing after the time of termination of their services. The value to be received is the market value of the common shares issued in equity. The value of the DSUs is included in equity.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

The following table summarizes the change in outstanding share DSUs of the Company:

	Three months ended	Year ended
	March 31, 2021	December 31, 2020
	#	#

Outstanding, beginning of period	1,872,750	784,000
Converted into MTI Common Shares	—	(103,000)
Conversion of MTI DSUs into META DSUs pursuant to the RTO	—	1,191,750
Outstanding, end of period	1,872,750	1,872,750

Information concerning units outstanding is as follows:

	March 31, 2021	December 31, 2020
Issue price	Number of units	Number of units
$	#	#

0.50	1,815,000	1,815,000
0.95	57,750	57,750
	1,872,750	1,872,750

No DSUs were issued during the three months ended March 31, 2021 and the year ended December 31, 2020.

During the year ended December 31, 2020 and prior to the RTO, 103,000 (2019 - 153,000) MTI DSUs were converted into 103,000 (2019 - 153,000) MTI common shares.

On March 5, 2020 and pursuant to the RTO all MTI DSUs were converted into META DSUs at a ratio of 2.75 META DSUs for each MTI DSU.

Employee Stock Option Plan

Each share option is convertible at the option of the holder into one common share of the Company.

The Company has an Employee Stock Option Plan [the “Plan”] for directors, officers, and employees. Unless otherwise determined by the Board of Directors, 25% of the options shall vest and become exercisable on the first anniversary of the grant date and 75% of the shares issuable under the Plan shall vest and become exercisable in equal monthly installments over the three-year period commencing immediately after the first anniversary of the grant date. The option exercise price will not be less than the fair market value of a share on the grant date, as determined by the Board of Directors, taking into account any considerations which it determines to be appropriate at the relevant time.

The exercise price of the share options is equal to the market price of the underlying shares on the date of the grant. The contractual term of the share options is 10 years and there are no cash settlement alternatives for the employees.

During the three months ended March 31, 2021, 96,867 options were exercised by employees. In addition, 18,333 options expired unexercised.

During the year ended December 31, 2020, the Company’s existing MTI options were converted at a ratio of 2.75 META options for each MTI option pursuant to the RTO. Also as part of the RTO, 700,000 META options were issued to executives and directors of CPM. Additionally and subsequent to the completion of the RTO, the Company granted 7,264,000 META options to employees and directors, 487,000 of which vested upon grant and 6,777,000 of which vest over 1-4 years. Prior to the completion of the RTO, 7,500 MTI options were forfeited as a result of employee departures. Subsequent to the completion of the RTO, 1,403,500 META options were forfeited as a result of employee departures and 1,133,261 options expired unexercised.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

During the three months ended March 31, 2021, the Company has recognized employee stock-based compensation of $541,151 (three months ended March 31, 2020 - $450,028) net of forfeitures. Previously recognized expense attributable to unvested options of terminated employees was recognized as a recovery within stock compensation expense in the amount $4,932 (three months ended March 31, 2020 - $567).

The following table summarizes the change in outstanding share options of the Company:

	Three months ended March 31, 2021		Year ended December 31, 2020
	Weighted Average exercise price per share option $	Number of options #	Weighted Average exercise price per share option $	Number of options #
Outstanding, beginning of period	0.61	13,266,936	1.66	2,858,300
Forfeitures of MTI options		—	1.70	(7,500)
	0.61	13,266,936	1.66	2,850,800
Conversion of MTI options into META options pursuant to the RTO		—		4,988,897
Issued to CPM executives and directors pursuant to RTO		—	0.35	700,000
Granted		—	0.62	7,264,000
Forfeitures	0.62	(18,333)	0.62	(1,403,500)
Exercised	0.64	(96,867)		—
Expired		—	0.50	(1,133,261)
Outstanding, end of period	0.61	13,151,736	0.61	13,266,936

Below is a summary of the outstanding options as at March 31, 2021:

Exercise price	Number outstanding	Number exercisable
	$2021 #	2021 #

0.27 (0.75 pre-RTO)	302,500	302,500
0.35 (issued post RTO)	200,000	200,000
0.62 (1.70 pre-RTO)	12,649,236	7,345,598
	13,151,736	7,848,098

Below is a summary of the outstanding options as at December 31, 2020:

Exercise price	Number outstanding	Number exercisable
	$2020 #	2020 #

0.27 (0.75 pre-RTO)	302,500	302,500
0.35 (issued post RTO)	200,000	200,000
0.62 (1.70 pre-RTO)	12,764,436	3,439,689
	13,266,936	3,942,189

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

The weighted average remaining contractual life for the share options outstanding as at March 31, 2021 was 8.09 (December 31, 2020 8.36) years. The weighted average fair value of META options granted during the three months ended March 31, 2021 was $Nil (year ended December 31, 2020 - $0.52).

There were no options granted during the three months ended March 31, 2021. The fair value of options granted during 2020 were estimated on the date of grant using the Black-Scholes option pricing model with the following inputs and assumptions:

Employee
Stock
Option Plan
2020

Weighted average common share fair value at the measurement date	$0.52
Exercise price for options Issued to CPM executives and directors	$0.35
Exercise price for all other options	$0.62
Dividend yield [%]	—
Expected volatility for options having 10 years expiry	52%-117%
Expected volatility for options having 3 years expiry	—
Expected volatility for options having 6 month expiry	134%
Weighted average risk-free interest rate	0.73%
Weighted average expected life of the options	7.48 years

The expected life of the options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

12. Capital management

The primary objective of the Company’s capital management is to achieve healthy capital ratios to support its business and maximize shareholder value. The Company’s capital structure consists of share capital, warrants, contributed surplus, promissory notes, secured and unsecured debentures, funding obligation and long-term debt, which as at March 31, 2021 was $126,468,790 (December 31, 2020 - $56,387,088). The Company monitors equity on the basis of the carrying amount of equity as presented on the interim condensed consolidated statements of financial position.

No changes were made to the objectives, policies and processes for capital management for the periods ended March 31, 2021 and December 31, 2020.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

13. Additional cash flow information

The net changes in non-cash working capital balances related to operations consist of the following:

	Three months ended	Three months ended
	March 31, 2021	March 31, 2020
	$	$

Grants receivable	38,619	120,647
Inventory	160,951	(211,627)
Other receivables	(126,001)	(302,482)
Prepaid expenses	39,029	(76,165)
HST receivable	25,241	171,610
Trade payables	(205,062)	(1,819,419)
Due from (to) related party	(115,042)	6,445
	(182,265)	(2,110,991)

The net changes in liabilities arising from financing activities consist of the following:

	Three months ended	Three months ended
	March 31, 2021	March 31, 2020
	$	$

Current portion of long-term debt, beginning of period	369,921	104,376
Long-term debt, beginning of period	3,493,029	3,139,301
Carrying amount, beginning of period	3,862,950	3,243,677
Scheduled repayments of long-term debt	(17,857)	(25,658)
Net proceeds from loans, net of financing costs	1,390,000	35,075
Non-cash changes in long-term debt:
Interest accrued	—	403
Interest accretion	149,781	109,954
Interest expense	5,169	8,021
Fair market value adjustment	(277,403)	(16,084)
Foreign exchange gain on long-term debt	(4,765)	6,647
Loss on debt conversion	110,891	—
Conversion to common shares	(277,148)	—
Carrying amount, end of period	4,941,618	3,362,035
Less current portion	(1,185,756)	(107,809)
	3,755,862	3,254,226

14. Financial instruments

The Company’s financial liabilities include trade payables, due from related party, funding obligation, unsecured convertible promissory notes, secured and unsecured convertible debentures and long-term debt. The Company’s financial assets include cash and cash equivalents, restricted cash, grants receivable, other receivables and due from related party. The Company’s financial instruments have been classified as either assets or liabilities at amortized cost, or financial liabilities at fair value through profit and loss.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

The following table illustrates how the positions in the interim condensed consolidated statements of financial position are classified and measured:

Financial asset/liability	Classification and measurement
Cash and cash equivalents	Amortized cost
Restricted Cash	Amortized cost
Grants receivable	Amortized cost
Other receivables	Amortized cost
Due from related party	Amortized cost
Trade payables	Other financial liabilities at amortized cost
Funding obligation	Amortized cost
Unsecured convertible promissory notes	Fair value through profit and loss
Secured convertible debentures	Fair value through profit and loss
Unsecured convertible debentures	Fair value through profit and loss
Lease Liabilities	Amortized cost
Long-term debt	Loans and borrowings at amortized cost

The risks arising from the Company’s financial instruments are interest rate risk, foreign currency risk, and liquidity risk.

Fair value risk

The Company uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity.

The fair values of grants receivable, other receivables, and trade payables approximate their carrying values due to the short-term maturity of these financial instruments. The fair value of due to related parties approximates their carrying value due to the market-based rates.

The fair values of long-term debt, funding obligation and lease liabilities are classified at Level 3 in the fair value hierarchy as it is estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date.

The Company has chosen to record the unsecured convertible promissory notes as well as secured and unsecured convertible debentures at fair value through profit or loss rather than to account for the debt instrument and the derivative liability separately.

The following table sets out the approximate fair values of financial instruments as at the consolidated statements of financial position date:

	March 31, 2021		December 31, 2020
	Carrying value	Fair value	Carrying value	Fair value
Financial asset/liability	$	$	$	$
Cash and cash equivalents	15,187,356	15,187,356	1,776,983	1,776,983
Restricted Cash	1,000,000	1,000,000	—	—
Grants receivable	378,058	378,058	417,442	417,442
Other receivables	175,074	175,074	50,330	50,330
Due from related party	61,199	61,199	—	—
Trade payables	3,787,844	3,787,844	3,743,783	3,743,783
Due to related party	—	—	312,528	312,528
Funding obligation	1,026,686	786,457	989,128	708,737
Unsecured convertible promissory notes	13,307,966	13,307,966	1,531,960	1,531,960
Secured convertible debentures	—	—	7,060,493	7,060,493
Unsecured convertible debentures	—	—	2,324,085	2,324,085
Lease liabilities	1,660,012	1,134,723	344,507	360,124
Long-term debt	4,941,618	3,230,230	3,862,950	3,402,430

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risk is minimized through management’s decision to primarily obtain fixed rate or interest free debt. The convertible notes, convertible debentures, funding obligation and long-term debt, except shareholder Loan from Caixa Capital, are at a nil or fixed interest rate and the interest on the cash balances is insignificant. As a result, the Company is not exposed to material cash flow interest rate risk.

Foreign currency risk

Foreign currency risk is the risk to earnings or capital arising from changes in foreign exchange rates. The Company has transactional currency exposures that arise from loans and receivables in currencies other than its functional currency. The Company has transactional currency exposures that arise from purchases in currencies other than their functional currency, including US dollars and Euros. The Company does not enter into derivatives to hedge the exposure.

The impact of foreign currency sensitivity on the Company’s loss before tax is due to the changes in the fair value of monetary assets and liabilities as at the date of financial position. With all other variables held constant the increase or decrease in exchange rates by 5% will result in below mentioned increase or decrease respectively in net loss before tax for the year ended December 31, 2020:

●	by $166,858 [December 31, 2020 - $67,285] on account of change in USD exchange rate;

●	by $3,997 [December 31, 2020 - $8,076] on account of change in GBP exchange rate;

●	by $5,508 [December 31, 2020 - $9,633] on account of change in EURO exchange rate.

Liquidity risk

Liquidity risk represents the risk that the Company will have difficulty meeting obligations of financial liabilities. There can be significant fluctuation in the timing of the Company’s cash receipts due to various external factors. The Company mitigates this risk by regular monitoring of its cash position. Liquidity risk is also related to the possibility of insufficient debt and equity financing available to fund the desired growth of the Company and to refinance the current and long-term debt as they become due. The Company’s financial condition and results of operations could be adversely affected if it were not able to obtain appropriate levels of financing. Contractual maturities of financial liabilities (principal amount):

	Long- term debt	Trade payables	Unsecured convertible promissory notes	Leases	Total
	$	$	$	$	$

2021	353,750	3,787,844	—	225,499	4,367,093
2022	888,568	—	13,832,500	355,068	15,076,136
2023	1,314,685	—	—	260,000	1,574,685
2024	2,210,088	—	—	325,000	2,535,088
2025	517,361	—	—	344,500	861,861
Thereafter	1,328,428	—	—	2,791,333	4,119,761
	6,612,880	3,787,844	13,832,500	4,301,400	28,534,624

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

15. Deferred revenue

Deferred revenue consists of the following:

	March 31, 2021	December 31, 2020
	$	$

Covestro - Cooperation Framework	925,126	—
Satair A/S-exclusive rights	1,006,552	1,037,990
Satair A/S-advance against PO	622,402	622,402
LM Aero-metaSOLAR commercialization	646,374	822,658
US Deferred Revenue	94,313	95,553
Innovate UK-R&D tax credit	23,848	23,908
	3,318,615	2,602,511
Less current portion	2,442,747	1,578,676
	875,868	1,023,835

16. Leases

The carrying amounts in the interim condensed consolidated statements of financial position are as follows:

Right-of-use Assets	March 31, 2021	December 31, 2020
	$	$
Opening balance	337,441	66,951
Additions	1,300,573	411,112
Amortization	(80,018)	(129,719)
Unrealized foreign exchange loss	(3,001)	(10,903)
Closing balance	1,554,995	337,441

Lease liabilities	March 31, 2021	December 31, 2020
	$	$
Opening balance	344,507	71,947
Additions	1,300,573	411,112
Payments	(57,620)	(149,991)
Non-cash interest accretion	75,671	22,632
Unrealized foreign exchange gain	(3,119)	(11,193)
Closing balance	1,660,012	344,507
Less: current portion	(286,279)	(192,001)
	1,373,733	152,506

The amounts recognized in the interim condensed consolidated statements of loss and comprehensive loss are as follows:

	Three months ended	Three months ended
	March 31, 2021	March 31, 2020
	$	$

Amortization expense of right-to-use assets	80,018	20,360
Interest expense on lease liabilities	75,671	2,475
	155,689	22,835

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

17. Finance income and costs

	Three months ended	Three months ended
Finance income	March 31, 2021	March 31, 2020
	$	$

Fair value gain on interest-free component of long-term debt	—	16,085
Interest income	806	265
	806	16,350

	Three months ended	Three months ended
Finance costs	March 31, 2021	March 31, 2020
	$	$

Interest & Bank charges	385,205	120,273
Non-cash interest accretion on long-term debt	149,781	109,954
Non-cash interest accretion on funding obligation	37,558	30,972
Non-cash interest accretion on lease liabilities	75,671	2,475
Loss on liabilities conversion	24,412	—
	672,627	263,674

Non-cash finance income and costs for the purposes of the interim condensed consolidated statements of cash flows are as follows:

	Three months ended	Three months ended
Non-cash finance income	March 31, 2021	March 31, 2020
	$	$

Fair value gain on interest-free component	—	16,085

	Three months ended	Three months ended
Non-cash finance costs	March 31, 2021	March 31, 2020
	$	$

Non-cash interest expense	269,814	82,521
Non-cash interest accretion	263,010	143,401
Loss on liabilities conversion	24,412	—
	557,236	225,922

18. Commitments

a)	On January 29, 2021, the Company arranged an irrevocable standby letter of credit with Toronto Dominion Bank (“TD”) in favour of Covestro Deutschland AG (“Covestro”) for EUR $600,000 in relation to Cooperation Framework Agreement (“CFA”) (note 15). In the event the Company fails to meet the performance milestones under the CFA, Covestro shall draw from the letter of credit with TD. The letter of credit is secured by restricted cash of $1,000,000 under a cash use agreement which has been recorded as long-term debt in the consolidated statements of financial position (note 9). Further, Covestro will issue a certificate of reduction of the letter of credit after completion of the performance milestones. The Company will record development revenue in an amount equal to the certificate of reduction in the consolidated statement of loss and comprehensive loss. Further, after the issuance of the certificate of reduction, the letter of credit with TD will decrease for the corresponding amount. As at March 31, 2021, the letter of credit with TD is fully outstanding and no amounts have been drawn by Covestro.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

b)	During 2020, the Company signed a three-year supply deal with Covestro Deutschland AG, which provides early access to new photo-sensitive holographic film materials, the building block of META’s holographic product. This agreement will not only allow early access to Covestro’s R&D library of photopolymer films but will also accelerate META’s product development and speed of innovation. Target markets include photonics/optical filters and holographic optical elements, diffusers, laser eye protection, optical combiners, and AR (augmented reality) applications.

c)	During 2018, the Company arranged a guarantee/standby letter of credit with RBC in favour of Satair A/S for US $500,000 in relation to an advance payment received. In the event the Company fails to deliver the product as per the contract or refuse to accept the return of the product as per the buyback clause of the contract or fails to repay the advance payment in accordance with the conditions of the agreement signed with Satair on September 18, 2018, Satair shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, this guarantee/standby letter of credit expires on October 5, 2021. As at March 31, 2021, no amount has been drawn from the letter of credit with RBC.

d)	On December 8, 2016, the Company entered into a cooperation agreement with a large aircraft manufacturer to co-develop laser protection filters for space and aeronautical civil and military applications, metaAIR, and support the setup of manufacturing facilities for product certification and development. The cooperation agreement includes financial support provided to the Company in the form of non-recurring engineering costs of up to $4,000,000 USD to be released upon agreement of technical milestones in exchange for a royalty fee due by the Company on gross profit after sales and distribution costs. The total royalty fee to be paid may be adjusted based on the timing of the Company’s sales and the amount ultimately paid to the Company by large aircraft manufacturer to support the development.

19. Subsequent events

(a)	On May 11, 2021, the Company received the third and final tranche of ACOA BDP 2019 interest-free loan of $37,835.

(b)	Subsequent to March 31, 2021, 117,479 stock options were exercised at $0.62 per share.

Metamaterial Inc.

Notes to interim condensed consolidated financial statements

For the three months ended March 31, 2021 and 2020

20. Reclassifications and comparative figures

Certain reclassifications have been made to the prior period’s financial statements to enhance comparability with the current period’s financial statements. As a result, certain comparative figures have been adjusted in the interim condensed consolidated statements of loss and comprehensive loss and the interim condensed consolidated statements of cash flows, and the related notes to the interim condensed consolidated financial statements to conform to the current period’s presentation as follows:

	Three months ended March 31, 2020
	Previously		After
	reported	Change	reclassification
	$	$	$

Interim condensed consolidated statements of loss and comprehensive loss
Finance income	—	(16,350)	(16,350)
Finance costs	—	263,674	263,674
Government assistance	(61,756)	16,085	(45,671)
Interest and bank charges	120,273	(120,273)	—
Non-cash interest accretion	143,401	(143,401)	—
Interest income	(265)	265	—
	201,653	—	201,653

	Three months ended March 31, 2020

	Previously		After
	reported	Change	reclassification
	$	$	$

Interim condensed consolidated statements of cash flows
Non-cash finance income	—	(16,085)	(16,085)
Non-cash finance costs	—	225,922	225,922
Change in deferred revenue	85,562	(189,867)	(104,305)
Change in deferred government assistance	—	144,196	144,196
Government assistance	(61,756)	61,756	—
Non-cash interest accretion	143,521	(143,521)	—
Interest expense	82,401	(82,401)	—
	249,728	—	249,728